EXHIBIT 10.1

SECOND AMENDMENT TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 28th day of October, 2008, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”).

Recitals:

The Borrower and the Bank have entered into that certain Credit Agreement dated as of December 22, 2006 as amended by that certain First Amendment to Credit Agreement and Pledge Agreement dated March 28, 2008 (as so amended the “Credit Agreement”). The Borrower and the Bank desire (a) to provide for an acknowledgement and consent to a certain redemption of Borrower’s Series B Preferred Stock and the payment of a dividend in connection therewith, and (b) to amend the Credit Agreement in respect thereof, as hereinafter provided.
NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank, intending to be legally bound hereby, agree as follows:
SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
SECTION 2. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.
SECTION 3. Acknowledgement and Consent.
(a) The Borrower has requested that the Bank consent to, and subject to the conditions stated herein, the Bank does hereby consent to, the Borrower's intention to (a) redeem all shares of its Series B Preferred Stock (the "Planned Redemption") at par value for an amount not to exceed $13,400,000 (the "Planned Redemption Limit") and pay a dividend in connection therewith (the "Planned Dividend") in an amount not to exceed $1,675,000 (the "Planned Dividend Limit"). Pursuant to Section 5.12 of the Agreement, the Borrower is currently prohibited from making a redemption of the nature of the Planned Redemption. Pursuant to 5.06 of the Agreement, the Borrower is currently prohibited from making a Restricted Payment of the nature of the Planned Dividend.
(b) The Bank expressly reserves all of its rights and remedies with respect to any present or future Default arising under the Credit Agreement.
SECTION 4. Amendments to Credit Agreement. The Credit Agreement is amended as set forth in this Section 4.

(a) New Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions in alpha order:
Planned Dividend” has the meaning ascribed to such term in the second Amendment to Credit Agreement between the Borrower and the Bank dated as of October 28, 2008 (the “Second Amendment”).
"Planned Dividend Limit" has the meaning ascribed to such term in the Second Amendment.
"Planned Redemption" has the meaning ascribed to such term in the Second Amendment.
"Planned Redemption Limit” has the meaning ascribed to such term in the Second Amendment.
(b) Amendment to Section 5.06. Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 5.06 Restricted Payments The Borrower will not declare or make any Restricted Payment during any Fiscal Year; provided that: (1) the Borrower may redeem shares of the Borrower’s capital stock for the purpose of satisfying the Borrower’s obligations under its 401K plan and stock options provided by the Borrower to its executive officers, in the ordinary course of business and consistent with practices existing on the Closing Date; (2) the total number of shares of the Borrower’s capital stock redeemed pursuant to the preceding subsection (1) shall not exceed five hundred thousand in the aggregate in any Fiscal Year; and (3) the aggregate amount expended by the Borrower in connection with the redemptions made pursuant to the preceding subsection (1) shall not exceed $2,000,000 in the aggregate in any Fiscal Year; and provided further that the Borrower may make Restricted Payments on or in connection with the Series D Preferred Stock, so long as, (a) the dividend rate payable on such Series D Preferred Stock shall not exceed seven and one quarter of one percent (7.25%) per annum, (b) the redemption value of the Series D Preferred Stock shall not be greater than $1,000,000 per Fiscal Year, and (c) no Event of Default shall be in existence or shall result from the making of such Restricted Payment; provided that the making of the Planned Dividend in an amount not to exceed the Planned Dividend Limit shall not be prohibited by this Section.
(c) Amendment to Section 5.12. Section 5.12 of the Credit Agreement hereby amended and restated in its entirety to read as follows:

Section 5.12 Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.13 or as permitted in Section 5.11; provided that the making of the Planned Redemption in an amount not to exceed the Planned Redemption Limit shall not be prohibited by this Section.
SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as hereby amended, and the other Loan Documents. The Credit Agreement, as amended, and the other Loan Documents are hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.
SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Bank as follows:
(a) The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof (except to the extent they are made specifically with reference to some other date, in which case they are true and correct as of such other date);
(b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement, the Pledge Agreement or any other Loan Document has occurred and is continuing on the date hereof;
(c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;
(d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment, the Credit Agreement and Pledge Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their terms; and

(e) Neither the execution and delivery of this Amendment, the Borrower's performance hereunder and under the Credit Agreement, as amended hereby, the making of the Planned Dividend, nor the making of the Planned Redemption require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor will the aforesaid actions be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.
SECTION 7. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:
(a) receipt by the Bank from the Borrower of a duly executed counterpart of this Amendment; and
(b) the fact that the representations and warranties of the Borrower contained in Section 7 of this Amendment shall be true on and as of the date hereof.
SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
SECTION 9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.
SECTION 10. Attorney's Fees and Expenses. The Borrower hereby agrees that all attorney’s fees and expenses incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment shall be payable by the Borrower.

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             IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

ATTEST:	ATLANTIC AMERICAN CORPORATION

/s/ John G. Sample, Jr.	By: /s/ John G. Sample, Jr. (SEAL)
John G. Sample, Jr. , Acting Secretary	Name: John G. Sample, Jr.
[CORPORATE SEAL]	Title: Senior Vice President and Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Ron Edwards (SEAL)
Name: Ron Edwards
Title: SVP/Commerical Risk Management

Signature Page to
Second Amendment to Credit Agreement